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www.lw.com


November 20, 2003


Tegal Corporation
2201 South McDowell Boulevard
Petaluma, CA 94955


        Re:    Tegal Corporation
               4,500,000 shares of Common Stock, par value $0.01 per share


Ladies and Gentlemen:

        In connection with the registration by Tegal Corporation, a Delaware corporation (the "Company"), of 4,500,000 shares of common stock, par value $0.01 per share (the "Shares"), of the Company under the Securities Act of 1933, as amended, on Form S-8 filed with the Securities and Exchange Commission on November 20, 2003 (the "Registration Statement"), to be issued under the Fifth Amended and Restated 1998 Equity Participation Plan of Tegal Corporation (the "Plan"), you have requested our opinion set forth below.

        In our capacity as your special counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares. For the purposes of this opinion, we have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter.

        We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws.

        Subject to the foregoing, it is our opinion that as of the date hereof the Shares have been duly authorized by all necessary corporate action of the Company, and, upon issuance, delivery and payment therefor in the manner contemplated by the Plan, will be validly issued, fully paid and nonassessable.

        We consent to your filing this opinion as an exhibit to the Registration Statement.



                                            Very truly yours,


                                            /s/ Latham & Watkins LLP